AMENDED AND RESTATED
                                  BYLAWS
                                    OF
                     HILB, ROGAL AND HAMILTON COMPANY



                            * * * * * * * *

                               ARTICLE I
                             Shareholders

           The shareholders of the Corporation shall be those who appear on the books of the Corporation as holders of one or more shares of the capital stock, and the original stock transfer books shall be prima facie evidence as to the identity of the shareholders entitled to vote at any meeting of shareholders.
                               ARTICLE II
                      Meetings of the Shareholders
           Section 1. The annual meeting of the shareholders of the Corporation shall be held on the first Tuesday in May of each year during normal business hours, at the ofFices of the Corporation, or at such other place within or without the Commonwealth of Virginia as may from time to time be fixed by the Board of Directors, or in the absence of action by the Directors, as may be fixed by the Chairman.
           Section 2. Special meetings of the shareholders of the Corporation may be held at any time, at such place within or without the Commonwealth of Virginia as shall be designated in the notice of any such meeting, upon the call of the Chairman, the President, or by order of the Board of Directors, whenever they deem it necessary.
           Section 3. Written notice of any annual or special meeting of the shareholders shall be mailed to the address of or be delivered to each shareholder of record entitled to vote at such meeting not less than ten
      (10) nor more than fifty (50) days prior to the date of such meeting; provided, however, that written notice of any meeting to act on an amendment of the Articles of Incorporation or on a reduction of stated capital or on a plan of merger, consolidation or exchange shall be given not less than twenty-five (25) nor more than fifty (50) days prior to the date of such meeting. In the case of a special meeting, the notice shall include a statement of the purpose or purposes for which the meeting is called.
           Section 4. To constitute a quorum, shareholders holding a majority of all the outstanding shares of stock of the Corporation entitled to vote must be present, either in person or by proxy, each share of such stock being entitled to one vote, which may be given personally or by duly authorized proxy. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required.
           Section 5. The Board of Directors may fix in advance a date as the record date for the purposes of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, such date not to be more than seventy (70) days preceding the date on which the particular action requiring such determination of the shareholders is to be taken.
           Section 6. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten
      (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.
               Section 7. The Chairman shall preside over all meetings of the shareholders of the Corporation at which he is present. If the Chairman is not present, the President shall preside. If neither of such officers is present, a chairman of the meeting shall be elected at the meeting by those authorized to vote at the meeting. The Secretary of the Corporation shall record the minutes of all the meetings if he is present at the meeting. If he is not present, the Chairman shall appoint a secretary of the meeting. The chairman of the meeting may appoint one or more inspectors of the election to determine the qualification of voters, the validity of proxies, and the results of ballots.

                                    ARTICLE III
                                Board of Directors
           Section 1. The affairs and business of the Corporation shall be under the management and control of the Board of Directors, which shall be composed of not less than three (3) nor more than fourteen (14) members, as may be fixed from time to time by the shareholders. Directors need not be residents of Virginia or shareholders of the Corporation. No person other than Robert H. Hilb, a founder of the Corporation, may stand for election as a Director if before the end of the term for which the election is to be held that person will have attained the age of seventy
      (70) years. The Board of Directors may elect, employ or appoint such other officers and agents as it deems necessary.
               Section 2. The Directors shall be elected at each annual meeting of the shareholders of the Corporation held at the time and place hereinbefore designated. No individual shall be named or elected as a director without his prior consent. Vacancies in the Board, whether caused by death, resignation, or otherwise, may be filled by the Board of Directors, and the persons so elected shall hold office until the next annual meeting of the shareholders, or until their successors are elected; provided, however, that nothing herein shall prevent the shareholders from filling any such vacancies existing at the time of any meeting of the shareholders, annual or special, or created at the time of such meeting by resignations accepted, or otherwise, or additional places created by an increase in the Board authorized at such meetings. The shareholders may increase the Board of Directors from time to time and may provide that the additional places shall be filled by the Board of Directors at such time as they may deem proper. Should the number of Directors at any time be increased, the resulting additional places on the Board shall be considered vacancies to be filled, as above provided, by the Board of Directors or shareholders. Until any such additional places shall have been filled by the election of Directors, the total number of Directors of the Corporation, for the purposes of determining a quorum, shall be the number of Directors actually elected and serving at the time of any given meeting.
           Section 3. The Board of Directors shall hold its meetings at such time and place as shall be designated, or in the absence of designation by the Board of Directors, at such place as shall be designated in the notice. A meeting may be called at any time by the Chairman or by any two Directors. Due notice of the time and place of each meeting of the Directors shall be given by the Secretary personally, or by mail or telegraph, to all Directors. A majority of the Directors shall constitute a quorum. The Chairman shall preside over all meetings of the Board of Directors at which he is present. If the Chairman is not present, the President shall preside.
      If neither of such officers is present, a chairman of the meeting shall be elected at the meeting by the Directors present at the meeting.
           Section 4. The Board of Directors may, by resolution adopted by a majority of the Directors, designate three or more of their number, of whom the Chairman shall be one ex officio, to constitute an Executive Committee, which shall have and exercise all the powers of the Board that may be lawfully delegated, including the power to authorize the seal of the Corporation to be affixed to such documents as may require it, but shall not be empowered to declare dividends. The acts and records of said Executive Committee shall at all times be subject to the supervision and control of the Board of Directors when in meeting assembled. The Secretary shall attend and keep a record of the meetings of the said Executive Committee.
           Section 5. The vote of a majority of disinterested Directors and the vote of a majority of independent Directors shall be required to approve any contract, lease, loan or transaction of any kind between the Corporation and any executive officer, Director or affiliated person of the Corporation.

                                      ARTICLE IV
                                       Officers
           The executive officers of the Corporation shall be a Chairman, a President, a Secretary, a Treasurer, and such Executive Vice Presidents,
      Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Vice Presidents, or other officers as may be deemed necessary from time to time by the Board of Directors. Assistant Officers shall have the same authority and power as the primary officeholder. Any two or more offices may be held by the same person, except the offices of Chairman, President and Secretary. All of the officers shall be elected by the Board of Directors each year as soon after the annual meeting of the shareholders as convenient.

                                      ARTICLE V
                       Chairman, President and Vice President
           Section 1.  The Chairman shall be the Chief Executive Officer of the Corporation.  He shall attend and preside at all meetings of the shareholders and all meetings of the Board of Directors at which he is present, exercise general supervision over the property, business and affairs of the Corporation and do everything and discharge all duties generally pertaining to his office as the executive head of a Corporation of this character, subject to the control of the Board of Directors. He may at each annual meeting of the shareholders render a general report of the Corporation's condition and business.
           Section 2. The President shall be the Chief Operating Officer of the Corporation. He shall supervise the day-to-day operations and affairs of the Corporation and do everything and discharge all duties generally pertaining to his office as the operating head of a corporation of this character and such additional duties as may be delegated to him from time to time by the Chairman, subject to the control of the Chairman and the Board of Directors.
           Section 3. In the instance of the inability of the Chairman to act on account of absence, illness, or for any other reason, his duties shall be performed during the period of such inability by the President. In the instance of the inability of the President to act on account of absence, illness, or for any other reason, his duties shall be performed during the period of such inability by the most senior vice president available. The vice presidents in the order of their seniority ranking shall be Executive Vice President, Senior Vice President and Vice President. The acts of the vice president, duly authorized and performed under such conditions, shall be the acts of, and binding upon the Corporation. If a vice president who has temporarily assumed the duties of the President, is unable for any reason to continue to perform such duties, the same shall be performed by the Vice President next in seniority ranking who is available for the purpose. The President if he should act as Chairman under this bylaw shall report fully to the Chairman upon the Chairman's return to duty with respect to all actions taken and transactions accomplished by the President during the absence or disability of the Chairman. A vice president who acts as President under this bylaw shall report fully to the President upon his return to duty with respect to all actions taken and transactions accomplished by him during the absence or disability of the President.
           Section 4. In the absence of the Chairman, the President and any Vice President, the Board of Directors may designate some other individual to discharge such executive duties as may be required for the elapsed period.

                                       ARTICLE VI
                                        Treasurer
           Section 1. The Treasurer shall have charge and custody of the funds, securities of whatsoever nature, and other like property of the Corporation; he shall endorse checks, notes, and bills for deposit only as may be required for the business of the Corporation; he shall have authority to collect the funds of the Corporation, and shall deposit same in such bank or banks as the Board may designate, and the same shall not be drawn therefrom except by checks to be signed in the manner designated herein.

                                     ARTICLE VII
                                      Secretary
           The Secretary shall sign, with the Chairman or the President, all certificates of stock. The Secretary shall keep a book containing the names of all persons who are now, or may hereafter, become shareholders of the Corporation, showing their place of residence, the number of shares held by them respectively, and the time when they respectively become the owners of such shares. He shall keep a record of the proceedings of the meetings of the shareholders and Directors of the Corporation and of the Executive Committee. He shall have charge of the seal of the Corporation and shall perform such other duties as pertain to said office or as the Chairman or Board of Directors may from time to time require.
                                    ARTICLE VIII
                               Certificates of Stock
           Section 1. Each shareholder shall be entitled to a certificate or certificates of stock in such form as may be approved by the Board of Directors, signed by the Chairman, or the President, and by the Secretary and with the corporate seal impressed thereon.
               Section 2. All transfers of stock of the Corporation shall be made upon its books by surrender of the certificate for the shares transferred accompanied by an assignment in writing by the holder and may be accomplished either by the holder in person or by a duly authorized attorney in fact.
               Section 3. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms not in conflict with law as the Board of Directors may prescribe.
               Section 4. The Board of Directors may also appoint one or more Transfer Agents and Registrars for its stock and may, at its option, require stock certificates to be both countersigned by a Transfer Agent and registered by a Registrar. If certificates of capital stock of the Corporation are signed both by a Transfer Agent and Registrar, the signatures thereon of the officers of the Corporation and the seal of the Corporation thereon may be facsimiles, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

                                      ARTICLE IX
                                Voting of Stock Held
           Unless otherwise provided by a vote of the Board of Directors, the Chairman may either appoint attorney(s)-in-fact to vote any stock of any other Corporation owned by this Corporation or may attend any meeting of the holders of stock of such other Corporation and vote such shares in person.

                                       ARTICLE X
                                        Checks
           All checks, notes, drafts, and bonds given by the Corporation in the course of its business shall be signed in the name of the Corporation in such manner as may be designated by the Directors from time to time.

                                      ARTICLE XI
                                      Fiscal Year
           The fiscal year of the Corporation shall end on December 31st of each calendar year.

                                     ARTICLE XII
                                   Corporate Seal
           The corporate seal of this Corporation shall consist of two concentric circles around the inner edge of which shall be engraved the words "HILB, ROGAL AND HAMILTON COMPANY" and "VIRGINIA" and across the center thereof the word "SEAL."

                                     ARTICLE XII
                                     Amendments
      These Bylaws may be altered, amended or repealed by a vote of the majority of the number of Directors present at any meeting of the Board of Directors, or by the shareholders at any special meeting, when notice of such proposed amendment has been given in the notice calling said board meeting or said special meeting of the shareholders, unless the same shall be waived in the manner prescribed by law, or by the shareholders at any annual meeting.

                                  ARTICLE XIII
                                     Gender
           Wherever the context requires or is appropriate, references in these Bylaws to the masculine gender of wordsshall include the feminine and vice versa.

      Certified to be the original of the Amended and Restated Bylaws of Hilb, Rogal & Hamilton Company duly adopted by the Board of Directors of the Corporation on February 8, 1995.



                                       /s/Dianne F. Fox

                                        Secretary





                       AMENDMENT OF AMENDED AND RESTATED
                     BYLAWS ESTABLISHING NOTICE PROCEDURES
                    FOR SHAREHOLDER BUSINESS AND NOMINATIONS

          Article II of the Amended and Restated Bylaws of the Corporation is hereby amended to insert the following
       Section 8 to Article II:

      Section 8.    Notice of Shareholder Business and Nominations.

              A.   Annual Meetings of Shareholders.

                   (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice of meeting ("Corporate Initiative"), (b) by or at the direction of the Board of Directors ("Board Initiative") or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw ("Shareholder Initiative").

                   (2) For nominations or other business to be properly brought before an annual meeting by Shareholder Initiative, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. If the annual meeting date of the Corporation is no more than 30 days before nor 60 days after the anniversary date of the preceding annual meeting of the Corporation ("Anniversary Date"), then notice of the Shareholder Initiative must be delivered to the Secretary at the Corporation's principal executive offices, during normal business hours, no more than 90 nor less than 60 days prior to the Anniversary Date. If the annual meeting date of the Corporation is more than 30 days before or more than 60 days after the Anniversary Date, then the notice of Shareholder Initiative must be delivered to the Secretary of the Corporation's principal executive offices, during normal business hours, no more than 90 days prior to such annual meeting and no later than the later to occur of (i) 60 days prior to the annual meeting or (ii) the tenth day following the day on which public announcement of the date of the annual meeting was made by the Corporation. If an annual meeting is adjourned, the public announcement thereof shall not commence a new time period for delivery of the notice of Shareholder Initiative.
      Notice of a Shareholder Initiative shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14 A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and t o serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any , on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                   (3) Notwithstanding anything in paragraph A(2) of this Bylaw to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the Anniversary Date, notice of a Shareholder Initiative shall also be considered timely, but only with respect to nominees for any new positions created by s uch increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

              B. Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. If the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph A(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not ea rlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the no minees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

               C.  General.

           (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

           (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

           (3) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and re gulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals in the Corporation' s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any class or series of Preferred Stock to elect directors under specified circumstances.